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                                                                   EXHIBIT 10.23


[*] Confidential Treatment has been requested for certain portions of this exhibit.


                               autobytel.com inc.

                         LICENSE AND SERVICES AGREEMENT

This LICENSE AND SERVICES AGREEMENT (this "Agreement") is entered into as of AUGUST 7, 1998, (the "Effective Date") by and between autobytel.com inc., a Delaware corporation with offices at 18872 MacArthur Boulevard, Irvine, California, 92612 ("ABT"), and Auto-By-Tel AB, a Swedish corporation with offices at Haradsvagen 255, 14172 Huddinge, Sweden ("ABT/Nordic"), and describes the terms and conditions pursuant to which ABT will grant to ABT/Nordic a license to use and modify the Software and Business Procedures (as defined below) and to use certain related technology, to deploy, develop and support a localized version of such Software and Business Procedures.

                                   BACKGROUND

        WHEREAS, ABT is engaged in an Internet-based marketing business for new and used vehicles in North America that provides Internet users with fast, haggle-free, and courteous purchasing and related services designed to improve consumers' overall vehicle buying experience;

        WHEREAS, ABT/Nordic desires to market new and used vehicles, including construction equipment vehicles, in Finland, Norway, Sweden and Denmark using the ABT proprietary Software, technology, and ABT Business Procedures;

        WHEREAS, ABT/Nordic desires to develop a localized version of ABT's proprietary Software and Business Procedures applicable to Finland, Norway, Sweden and Denmark;

        NOW, THEREFORE, in consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

1. Definitions

        1.1 "ABT Brand" means the "Auto-By-Tel" trademark, service mark and logo, and does not include the mark DealerSites.com.

        1.2 "Business Procedures" means the proprietary business procedures for offering purchasing-related services, as delivered by ABT to ABT/Nordic before the Effective Date, and any updates or new revisions thereof.

        1.3 "Confidential Information" means this Agreement and all its Attachments, any addenda hereto signed by both parties, all Software listings, Documentation, information, data, drawings,



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[*] Confidential Treatment Requested


benchmark tests, specifications, trade secrets, object code and machine-readable copies of the Software, Business Procedures, and any other proprietary information disclosed by one party to the other.


        1.4 "Current Term" means the initial [*] after the Launch Date, and any [*] renewal described in Section 11.1, during which this Agreement is in effect.


        1.5 "Derivative Work" means a derivative work within the meaning of 17 U.S.C. Section 101 of the U.S. copyright law.

        1.6 "Documentation" means any electronic instructions, manuals or other materials, including without limitation on-line help files, regarding the development or use of the Software provided by ABT under this Agreement.

        1.7 "DRT" means the Dealer Communication System portion of the Software.

        1.8 "Error Correction" means a patch to, or release or version of the Software containing error corrections or fixes.

        1.9 "Extensions" means any modifications or additions to the Software or Business Procedures that are not Derivative Works of the Software or Business Procedures.

        1.10 "Fees" mean all minimum and monthly license, maintenance and other fees payable to ABT hereunder.

        1.11 "Global Brand Protocols" means the procedures for use of the ABT Brand set forth on Attachment B along with any revisions thereof provided by ABT from time to time in its sole discretion.

        1.12 "Gross Revenues" means all payments actually received by ABT/Nordic with regard to the Local Business, including without limitation fees received from dealers for participating in the Internet referral system, payments received from dealers as a result of Internet inquiries referred to them, sums received as payments for advertising on internet sites which are part of the Local Business, gross revenues (but not reimbursement of costs or expenses) from providing maintenance of, and training regarding, the DRT, and all other revenues arising directly out of the Local Business. Gross revenues will not include revenues from sales of cars or other vehicles, from servicing of cars or other vehicles or from other activities by ABT/Nordic or any of its affiliates other than the operation of the Local Business. Gross Revenues received in any currencies other than U.S. dollars will be converted into U.S. dollars at the exchange rate in effect at 12:00 noon, Eastern Standard Time, on the first business day of the calendar month in which such revenues are received.


        1.13 "Launch Date" means the first date ABT/Nordic makes the World Wide Web site for the Local Business generally available on the World Wide Web; but in no event later than [*].



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        1.14 "Local Business" means a business providing Internet based marketing of automotive and automotive related products and services, including without limitation trucks and construction vehicles relating to vehicle dealers located in the Territory. The parties acknowledge that the inclusion of trucks and construction vehicles in the Local Business must not be construed to obligate ABT to include trucks and construction vehicles in the operation of the ABT business generally, nor to create any Software or Business Procedures relating thereto.

        1.15 "Localized Version" means a Derivative Work of the Software and Business Procedures that implements the core functionality of the Software and Business Procedures, but incorporates the language, currency and functional variations for the various countries of the Territory, which Derivative Works are in each case created by or for use by ABT/Nordic.

        1.16 "Localize, or Localization" means any modifications to the Software or Business Procedures necessary to facilitate the operation and functionality of the Software on the operating systems or platforms within the Territory, or the modification of the Business Procedures to meet local custom or technological or regulatory requirements.

        1.17 "Fiscal Quarter" means a period of three (3) consecutive calendar months which period commences upon the Launch Date, or three (3), six (6), or nine (9) months thereafter; or the anniversary of any of the foregoing.

        1.18 "Fiscal Year" means a period of four (4) consecutive Fiscal Quarters commencing on the Launch Date or the anniversary thereof.

        1.19 "Software" means ABT's existing proprietary Software products specified on Attachment A hereto, together with any Error Corrections, Updates or Upgrades thereof provided to ABT/Nordic pursuant to this Agreement.

        1.20 "Territory" means the geographical area of Finland, Norway, Sweden and Denmark.

        1.21 "Update" means a release or version of the Software containing minor functional enhancements, or extensions.

        1.22 "Upgrade" means any version of the Software designated as such by ABT, which contains new functionality or significantly enhanced operation.

2. Grant of License

        2.1 License. Subject to the terms and conditions of this Agreement, ABT hereby grants to ABT/Nordic:

                (a) a non-exclusive, non-transferable license to use, reproduce, transmit, and to distribute, to provide access to and make available to employees of ABT/Nordic, the Software and Business



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Procedures in the Territory, and to create Derivative Works and Extensions, solely in connection with the development of a Localized Version or Extension in connection with the operation of the Local Business in the Territory; and to provide access to and make available the Software and Business Procedures to third party contractors, solely in accordance with Section 10.4.

                (b) an exclusive, non-transferable license in the Territory to use, reproduce, make available on a server, and distribute, transmit, make available and provide access to, to employees of ABT/Nordic, the Software in object code format and the Business Procedures, solely for the operation of the Local Business in the Territory, provided that ABT/Nordic operates the Local Business solely in the accordance with the Business Procedures, and only with respect to vehicle dealers in the Territory.

                (c) a non-exclusive license to distribute, make available, provide access to, and to publicly perform and display, and to transmit copies of the client or "run-time" portions of the Software, or the DRT, in object code format, in the Territory, and to reproduce the Software as necessary to exercise such rights.

        2.2 Sublicenses. ABT/Nordic may (a) grant non-exclusive sublicenses to vehicle dealers in the Territory to use copies of the DRT in object code format, solely for use in connection with the Local Business, and (b) grant to third parties the right to use and reproduce copies of client or "run-time" portions of the Software for use in connection with the Local Business' Web site. Such sublicenses must be granted solely in connection with end user licenses in a form subject to ABT's approval, which will not be unreasonably withheld. ABT/Nordic may grant sublicenses of the rights granted in Section 2.1 only upon the prior written approval of ABT. ABT shall not grant to any third party in the Territory a license to the use DRT in connection with a Local Business.

        2.3 Copies. ABT shall deliver to ABT/Nordic, as soon as practicable, one
(1) copy of the Software in executable form, and one (1) copy of the Software in commented source code form including APIs, one (1) copy of the related Documentation and one (1) copy of the Business Procedures. ABT/Nordic will be entitled to make one (1) copy of the Software solely for backup or archival purposes, and a reasonable number of copies for development purposes, and to retain one (1) copy of the Software for production purposes. Except as otherwise set forth herein, ABT/Nordic may not copy, distribute, reproduce, use or allow access to the Software and Business Procedures. All copies of the Software will be subject to the terms and conditions of this Agreement. Whenever ABT/Nordic is permitted to copy or reproduce all or any part of the Software and Business Procedures, all titles, trademark symbols, copyright symbols and legends, and other proprietary markings of ABT or its suppliers or licensors must be reproduced. ABT/Nordic shall not alter or remove any of ABT's trademarks, copyright notices or other proprietary notices affixed to the Software by ABT.

        2.4 Ownership. ABT owns all right, title and interest in and to the Software and Business Procedures, together with any Localized Version or other modifications to the Software and Business Procedures made by either ABT or ABT/Nordic in connection with Localization of the Software or Business Procedures. The licenses granted herein transfers to ABT/Nordic neither title, nor any



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proprietary or intellectual property rights to the Software, Business
Procedures, or Documentation, or any copyrights, patents, or trademarks, embodied or used in connection therewith, except for the rights expressly granted herein. Upon development of any Localized Version by ABT/Nordic, ABT/Nordic hereby assigns all right, title and interest to such Localized Version to ABT. Such Localized Version will be included as, and incorporated in, the Software for the purposes of the license grant in this Section 2. ABT hereby grants ABT/Nordic an irrevocable, perpetual, worldwide, non-exclusive, fully paid-up, transferable, sublicenseable license to reproduce, distribute, publicly perform and display, transmit, make available, provide access to, and prepare Derivative Works of the Extensions, and Derivative Works thereof, in connection with the Local Business. The foregoing license will survive the termination of this Agreement. All rights in Software and Business Procedures not expressly granted hereunder are reserved to ABT.

        2.5 Software and Business Procedure Localization. As between the parties, ABT/Nordic is responsible for any changes to the Software, Documentation, or Business Procedures necessary to Localize them in accordance with the operation of the Local Business. All such Localization changes, and the development of any Extensions, must be approved by ABT prior to development and implementation. All such Localization changes and the development of any Extensions must be either (i) performed by ABT in accordance with Section 3.2 below; or (ii) performed by ABT/Nordic, or by its independent contractor approved by ABT, under the technical oversight and subject to the approval of ABT, subject to Section 3.2 below. ABT will assist ABT/Nordic and any independent contractors approved by ABT in all reasonable ways in making Localization changes and developing Extensions, subject to any fees due for such services pursuant to Section 6.2. Any modifications made to the Software, Documentation, or Business Procedures without the approval of ABT will be a material breach of this Agreement. In the event the Business Procedures violate the laws or regulations of the Territory or the European Union, the parties will cooperate in good faith to Localize them to comply with the laws and regulations of the Territory or the European Union, as applicable. Upon completion of any Localized Version or Extension, ABT/Nordic must disclose to ABT a copy of such Localized Version or Extension. Any such disclosure of Localized Software or Extension must be in source code format.

        2.6 Updates and Upgrades. During the term of this Agreement, and subject to ABT/Nordic's payment to ABT of the Maintenance Fee set forth in Section 5.3 below, ABT will deliver to ABT/Nordic any Error Corrections, Updates or Upgrades to the Software or Business Procedures that ABT uses or releases to any of ABT's other local country affiliates or United States licensees. ABT/Nordic shall promptly implement all use Error Corrections, Updates, or Upgrades provided by ABT under this Agreement, to the extent (i) consistent with Localization requirements and (ii) such Error Corrections, Updates, or Upgrades do not cause material errors in the software, Internet or telecommunications operations of the Local Business. Notwithstanding the above, ABT will not be obligated to provide such Error Corrections, Updates or Upgrades during the period during which, in the reasonable discretion of ABT's project manager, they are in release solely for testing purposes or otherwise not suitable for release outside the United States.



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[*] Confidential Treatment Requested


        2.7 License Restrictions. ABT/Nordic shall not:

                (a) sell, lease, license, sublicense or distribute the Software, Documentation, or Business Procedures except in accordance with this Agreement;

                (b) provide, disclose, divulge or make available to, or permit use of the Software, Documentation, Business Procedures, or Localized Version by any third party without ABT's prior written consent, except as specifically authorized by this Agreement; or

                (c) use the Software for any purpose except as expressly provided for in this Agreement.

        2.8 Third Party Technology. The parties acknowledge that certain software, equipment, or technology of third parties, including without limitation server equipment, server software, and database software, may be required to operate the Software. ABT shall cooperate reasonably with ABT/Nordic to identify any such third-party technology that will be available to ABT/Nordic, but ABT will not be obligated to provide any such third party technology to ABT/Nordic.


        2.9 Reimbursement for Certain Extensions. If ABT/Nordic wishes to create an Extension, it may request reimbursement for the development of such Extension pursuant to this Section 2.9. ABT/Nordic will submit to ABT a description in reasonable detail of such Extension. ABT shall, at ABT/Nordic's expense in accordance with Section 3.2, prepare a high-level specification, budget and schedule for development of the Extension. If the budgeted development fees for the Extension (the "Estimated Fees") are under [*], then ABT will not be obligated to reimburse ABT/Nordic for the development of such Extension. If the budgeted development fees for the Extension are [*] or over, then ABT shall have a right of first refusal to perform such development, as follows: ABT may, within ten (10) days after the completion of the aforementioned estimate, elect by written notice to perform the development of such Extension, pursuant Section
3.2. If ABT does not provide such notice within such ten (10) day period, ABT/Nordic may, in its discretion, elect to perform the development of such Extension, subject to the terms of Section 2.5. Upon completion of the Extension, ABT/Nordic shall provide a copy of such Extension in source code format, including any related technical documentation, to ABT. If, within the next one (1) year period after ABT/Nordic provides the Extension to ABT, either ABT or its affiliates use such Extension (other than solely for testing purposes), ABT shall, no later than thirty (30) days after the date of such use, reimburse ABT/Nordic [*] of the Estimated Fees for development of such Extension.


        2.10 Outsourcing. Upon ABT/Nordic's request, the parties will use reasonable efforts to enter into an agreement, before the Launch Date, to allow ABT/Nordic to engage a third party to operate the Software on ABT/Nordic's behalf.

3. Obligations.


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        3.1 Services. Upon mutual agreement, ABT may, from time to time, perform services and provide support to ABT/Nordic that will be subject to a Services Agreement in a format similar to the Services Agreement included on Attachment D hereto (the "Services" as further defined below).

                (a) In addition to the compensation set forth in the definitive Services Agreement, ABT/Nordic shall reimburse ABT for the reasonable actual travel and living expenses of ABT's personnel engaged in performing the Services at locations other than ABT's facilities, together with other reasonable out-of-pocket expenses incurred in connection with the performance of such Services. ABT shall adhere to any travel policy reasonably promulgated by ABT/Nordic in connection therewith.

                (b) ABT/Nordic shall pay ABT for any Services provided under this Section 3.1 in accordance with the payment terms set forth in Section 5 below.

        3.2 Scope of Services. The parties currently anticipate that the Services that may be performed in accordance with Section 3.1 above may include the following. However, nothing in this Section 3.2 will be deemed to create any binding obligation on either party.

                (a) Hardware selection and configuration consulting services;

                (b) Business model conversion support for software systems and operating procedures;

                (c) Marketing, sales and information technology training;

                (d) Support for training of vehicle dealers in the use of the DRT portions of the Software; and

                (e) Business Procedures marketing support, including support regarding know-how, cooperative advertising or other co-marketing activities.

        3.3 ABT/Nordic Obligations. ABT/Nordic shall operate the Local Business solely in accordance with the Localized Business Procedures. ABT/Nordic shall operate the Local Business solely in accordance with the laws, regulations, and other requirements of the Territory and of the European Union. During the term of this Agreement, ABT/Nordic will devote sufficient resources and personnel to the Local Business to market, promote and operate the Local Business properly. ABT/Nordic will be responsible for training vehicle dealers in the use of the DRT portions of the Software and will be solely responsible for all costs and expenses related to the marketing, promotion and operation of the Local Business and for performing its obligations hereunder. ABT/Nordic will ensure that only properly trained and qualified persons perform its technical obligations under this Agreement.

        3.4 Hyperlinks. ABT shall, on and after the Launch Date, maintain a location on its Web Page where ABT provides links to its local country affiliates, and display at that location a hypertext link pointing toward ABT/Nordic's home Web page for the Local Business, and ABT/Nordic shall, on and after the Launch Date, display a hypertext link on the home Web page for the Local Business pointing to such location.



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        3.5 Territory and Sales. The parties acknowledge that ABT/Nordic may receive inquiries or orders for sales of products or services from persons outside the Territory. In such case, ABT/Nordic shall respond to such inquiries only in accordance with the laws of the Territory and the European Union. In addition, ABT/Nordic acknowledges that ABT may enter into agreements with other parties who will operate a Local Business outside the Territory. ABT/Nordic shall use its best efforts to resolve any channel conflicts with such third parties relating to such inquiries in the manner which, in ABT's reasonable discretion, best promotes overall worldwide use of the business of providing Internet-based marketing of automobiles using the ABT Brand, the Software and the Business Procedures.

4. Warranty and Disclaimer

        4.1 ABT Warranty. ABT warrants that (a) during the term of this Agreement, the Software will perform in substantial accordance with the Documentation; and (b) the Software, together with third party technology identified in accordance with Section 2.8, is all the technology ABT uses to operate its Internet-based marketing business for new and used cars in the manner ABT operates such business as of the Effective Date. If the Software does not perform as warranted in accordance with subsection (a) of this Section 4.1, ABT shall use commercially reasonable efforts to provide Error Corrections to correct the Software in accordance with the escalation procedures in Attachment C, and include the correction therefor in the next Error Correction released by ABT and provided to ABT/Nordic under Section 6.2 below. If additional technology is necessary due to a breach of the warranty in subsection
(b) of this Section 4.1, ABT shall cooperate in good faith to assist ABT/Nordic in procuring any such additional technology. The foregoing are ABT/Nordic's sole and exclusive remedies for breach of warranty. The warranty will apply only if the then-current version of the Software has been properly installed and used at all times and in accordance with the Localized Business Procedures and any relevant Documentation.

        4.2 ABT/Nordic Warranty. ABT/Nordic represents and warrants that ABT/Nordic is sufficiently capitalized to undertake the business transaction contemplated hereunder.

        4.3 Disclaimer. EXCEPT FOR THE EXPRESS LIMITED WARRANTY SET FORTH IN
SECTION 4.1 ABOVE, THE SOFTWARE, DOCUMENTATION AND BUSINESS PROCEDURES ARE PROVIDED "AS-IS" AND WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE. ABT HEREBY DISCLAIMS ANY WARRANTY THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE. ABT SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SOFTWARE, DOCUMENTATION, OR BUSINESS PROCEDURES.

        4.4 Disclaimer. The success of the business venture contemplated to be undertaken by ABT/Nordic by virtue of this Agreement is speculative and depends, to a large extent, upon the ability of ABT/Nordic as an independent business operator and the active participation of ABT/Nordic in the daily affairs of the Local Business, as well as other factors. ABT does not make any representation or



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[*] Confidential Treatment Requested


warranty, express, or implied, as to the potential success of the business venture contemplated by this Agreement.

5. Compensation.

        5.1 Minimum License Fee. In consideration of the licenses granted herein, ABT/Nordic shall pay to ABT the minimum license fee specified on Attachment A ("Minimum Annual License Fee"). The Minimum Annual License Fee will be payable in four (4) equal installments, in advance of each Fiscal Quarter.


        5.2 Additional License Fees. No later than thirty (30) days after the end of each month, ABT/Nordic shall pay to ABT an amount equal to [*] of Gross Revenues received by ABT/Nordic during such month in connection with the operation of the Local Business (the "Monthly Fees"). ABT/Nordic may credit any previously paid Minimum Annual License Fees paid for the current Fiscal Year against the Monthly Fees.


        5.3 Maintenance Fee. In consideration of the services to be provided by ABT under Section 6, ABT/Nordic shall pay to ABT the maintenance fee specified on Attachment A (the "Maintenance Fee"). The Maintenance Fee will be due on the Effective Date, and each anniversary thereof. ABT may increase the Maintenance Fee after the first year of the Term, in proportion to any increase in the Orange County Technical Support Index, as compared to the latest index published as of the Effective Date.

        5.4 Taxes. All charges and Fees provided for in this Agreement are exclusive of, and do not include, any taxes, duties, or similar charges imposed by any government. ABT/Nordic shall pay or reimburse ABT for all federal, state, dominion, provincial, or local sales, use, personal property, excise or other taxes, fees, or duties arising out of this Agreement or the transactions contemplated by this Agreement (other than taxes on the net income of ABT).


        5.5 Payment. ABT/Nordic shall make all payments in U.S. Dollars by wire transfer to an account designated by ABT. Any payments due under this Agreement which are not paid when due will bear interest, to the extent permitted by applicable law, at the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due, plus an additional [*], calculated on the number of days such payment is delinquent. This Section 5.5 will not limit any other remedies available to any party.


        5.6 Records. ABT/Nordic shall make and maintain an accounting and record keeping system, approved in accordance with the standards and specifications set forth in the Business Procedures, which is sufficient to enable ABT/Nordic to calculate, and ABT to review, the monthly fees due under Section 5.3 and to provide all other information required under this Agreement. ABT will have the right, at its own expense, to inspect, through either its employees or agents, and upon reasonable notice in writing, and during regular business hours, ABT/Nordic's relevant records to verify the accuracy of fees paid by ABT/Nordic under the terms of this Agreement. If any such examination discloses a shortfall in the fees


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due to ABT hereunder, ABT/Nordic shall reimburse ABT for the full amount of such shortfall plus interest and if the amount of the underpayment for any period is more than [*] ABT/Nordic shall pay ABT's costs of performing that audit with respect to such period.


6. Maintenance and Support.

        6.1 Support. ABT shall provide Maintenance and Support as described in
Section 6.2 below. ABT's provision of Maintenance and Support to ABT/Nordic will commence upon payment of the Maintenance Fee.


        6.2 Maintenance and Support Services. For purposes of this Agreement, "Maintenance and Support" means that ABT will provide: (a) Error Corrections, Updates and Upgrades, if any, to the Software, Business Procedures and Documentation that ABT releases during the current period covered by the Maintenance Fee, in accordance with Section 2.6; and (b) up to [*] hours of technical support per year, in English, pursuant to the escalation procedures in Attachment C. Any hours of support provided by ABT on or after June 1, 1998 (whether or not such date is before the Effective Date) will be counted toward the [*] for the first year. ABT shall provide ABT/Nordic with a monthly report of the hours of technical support provided by ABT under this Section 6.2. Upon ABT/Nordic request, ABT shall provide copies of documents to support such invoices. Fees for any additional Maintenance and Support services beyond the initial [*] hours will be invoiced monthly in arrears by ABT, in reasonable detail showing such additional hours to the nearest quarter hour, and Customer shall pay such Fees no later than fifteen (15) days after the invoice date. The Fee for such additional hours is currently [*] per hour. However, ABT may increase such Fees for any such additional hours of Maintenance and Support in proportion to any increase in the Orange County Technical Support Index, as compared to the latest index published as of the Effective Date. All Maintenance and Support services will be provided by appropriately trained personnel in accordance with Attachment C.


        6.3 Project Managers and Staff. Each party shall designate a project manager to administer Maintenance and Support under this Agreement. The parties shall coordinate all Maintenance and Support work under this Agreement through such project managers. Each party may change its project manager upon written notice. ABT will ensure that only properly trained and qualified persons perform its technical obligations under this Agreement.

7. Trademarks.

        7.1 Trademarks. ABT hereby grants to ABT/Nordic the exclusive right and license to use the ABT Brand in connection with a Local Business in the Territory, including without limitation the right and license to use or display the ABT Brand on World Wide Web sites, or other world-wide Internet transmissions, relating to the Local Business. The above license will include, without limitation, the right to indicate to the public that ABT/Nordic is an authorized licensee of ABT and to advertise ABT/Nordic's products and services in connection with the Local Business under the ABT Brand.



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ABT/Nordic shall fully comply with the Global Brand Protocols. ABT/Nordic shall present its annual marketing plans for ABT's review and keep ABT, informed about any material changes in such plans. Subject to the Global Brand Protocols, after approval of such marketing plans, ABT/Nordic may use media of its choice to present such marketing plan to the public.

        7.2 Restrictions. Except as set forth in this Section 7.2, nothing contained in this Agreement will grant or will be deemed to grant to ABT/Nordic any right, title or interest in or to the ABT Brand. ABT/Nordic shall not challenge or assist others to challenge the ABT Brand (except to the extent such restriction is expressly prohibited by applicable law) or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of ABT. If ABT/Nordic, in the course of exercising its rights hereunder, acquires any goodwill or reputation in the ABT Brand, all such goodwill or reputation will automatically vest in ABT when and as, on an on-going basis, such acquisition of goodwill or reputation occurs, as well as at the expiration or termination of this Agreement, without any separate payment or other consideration of any kind to ABT/Nordic, and ABT/Nordic agrees to take all such actions necessary to effect such vesting, including without limitation the transfer to ABT of rights in any filings or registrations made under Section 7.3 below. Upon termination of this Agreement, ABT/Nordic shall immediately cease to use the ABT Brand.

        7.3 Trademark Registrations in the Territory. ABT/Nordic shall advise ABT regarding the appropriate registrations or filings appropriate to protect the use of the ABT Brand in the Territory and the European Union. ABT/Nordic shall make any registrations or filings requested by ABT with the appropriate authorities, and shall pay all costs or fees associated with such filing.

        7.4 Registered User Agreements. To the extent ABT deems necessary, in its reasonable discretion, to properly protect ABT's rights, ABT and ABT/Nordic shall enter into registered user agreements with respect to the ABT Brand pursuant to applicable trademark law requirements in the Territory or the European Union. ABT/Nordic will be responsible for proper filing of registered user agreements with appropriate government authorities and shall pay all costs or fees associated with such filing.

        7.5 Name Branding; Product Protection. On any promotional materials used or disseminated by ABT/Nordic relating to the Local Business, ABT/Nordic shall display the ABT Brand. Where both ABT/Nordic's marks and the ABT Brand are displayed, the marks will be presented equally legibly, and in a size and style in accordance with ABT's then-current Global Brand Protocols.

        7.6 Enforcement of Standards. ABT will require all United States and foreign affiliates who are authorized to display, or market services or products under, the ABT Brand, in connection with an agreement similar to this Agreement, to (i) comply with the Global Brand Protocols, (ii) operate their businesses which use the ABT Brand in accordance with the Business Procedures (subject to reasonable localization). ABT will use commercially reasonable efforts to enforce those requirements with regard to all such affiliates.

8. Limitation of Liability

        EXCEPT FOR LIABILITY ARISING OUT OF SECTION 10, IN NO EVENT WILL ABT'S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE TOTAL AMOUNTS PAID BY ABT/NORDIC TO ABT FOR THE CURRENT ONE-YEAR TERM. EXCEPT FOR LIABILITY FOR THIRD PARTY CLAIMS ARISING OUT OF SECTION 9 OR 10, IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER FOR BREACH OF CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, LOSS OF DATA, LOSS OF USE, OR COST OF COVER, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9. Indemnification for Infringement

        9.1 ABT Indemnity for Infringement. ABT shall, at its expense, defend or settle any claim, action or allegation brought against ABT/Nordic that the Software or Business Procedures infringes any copyright or trade secret right of any third party, and shall pay any final judgments awarded or settlements entered into; provided that ABT/Nordic gives prompt written notice to ABT of any such claim, action or allegation of infringement and gives ABT the authority to proceed as contemplated herein. ABT will have the exclusive right to defend any such claim, action or allegation and make settlements thereof in its own discretion, and ABT/Nordic may not settle or compromise such claim, action or allegation, except with the prior written consent of ABT. Not withstanding the above, ABT/Nordic shall have the right (i) to take action in order to prevent a default judgment, if ABT fails to act and (ii) to take action to prevent or dissolve any temporary restraining orders or other injunctions which materially impair ABT/Nordic's ability to conduct the Local Business. ABT/Nordic shall give such assistance and information as ABT may reasonably require to settle, or oppose such claims. In the event any intellectual property infringement, claim, action or allegation is brought or threatened, ABT shall, at its sole option and expense:

                (a) procure for ABT/Nordic the right to continue use of the Software or Business Procedures or infringing part thereof.

                (b) modify or amend the Software or Business Procedures or infringing part thereof, or replace the Software or Business Procedures or infringing part thereof with other Software or Business Procedures having substantially the same or better capabilities; or

           (c) if neither (a) nor (b) is reasonably possible, terminate this Agreement and repay to ABT/Nordic a portion of the Minimum Annual License Fee equal to the amount paid by ABT/Nordic less an amount equal to one twelfth (1/12) of the total Minimum Annual License Fee for each month or portion thereof of the current one (1) year term to account for use by ABT/Nordic. ABT and

ABT/Nordic will then be released from any further obligation to the other hereunder, except for the obligations that survive expiration or termination of this Agreement.

        The foregoing obligations will not apply to the extent the infringement arises as a result of modifications to the Software not made by or for ABT. The foregoing states the entire liability of ABT with respect to infringement of any patent, copyright, trademark, trade secret or other proprietary right.

        9.2 ABT/Nordic Indemnity. ABT/Nordic shall, at its expense, defend or settle any claim, action or allegation brought against ABT (to the extent not covered by Section 9.1) arising from the act or omission of ABT/Nordic, including without limitation any claims of fraud, misrepresentation, or unfair business practices arising from the operation of the Local Business, or those that arise from the allegation that the Localized Version or any Extension, or the use of the ABT Brand in the Territory, infringes any copyright or trade secret right of any third party, and shall pay any final judgments awarded or settlements entered into; provided that ABT gives prompt written notice to ABT/Nordic of any such claim, action or allegation of infringement and gives ABT/Nordic the authority to proceed as contemplated herein. ABT/Nordic will have the exclusive right to defend any such claim, action or allegation and make settlements thereof in its own discretion, and ABT may not settle or compromise such claim, action or allegation, except with the prior written consent of ABT/Nordic. ABT shall give such assistance and information as ABT/Nordic may reasonably require to settle or oppose such claims. In the event any intellectual property infringement, claim, action or allegation is brought or threatened, ABT/Nordic shall, at its sole option and expense:

                (a) procure for ABT the right to continue use of the Localized Version or Extension or infringing part thereof; and/or

                (b) modify or amend the Localized Version or Extension or infringing part thereof, or replace the Localized Version or infringing part thereof with other materials having substantially the same or better capabilities;

                (c) if neither (a) nor (b) is reasonably possible, terminate ABT's rights in such Localized Version or Extension, and repay to ABT a portion of the fees paid or reimbursed by ABT for such Localized Version or Extension.

        The foregoing states the entire liability of ABT/Nordic with respect to infringement of any patent, copyright, trademark, trade secret or other proprietary right.

        9.3 Prosecution of Infringers. ABT and ABT/Nordic shall give each other written notice of any acts of alleged infringement by third parties involving intellectual property rights relating to the Software, Business Procedures, or ABT Brand anywhere in the Territory of which ABT or ABT/Nordic has knowledge, and the parties shall consult together with a view to determine the course of action, if any, to be taken in such circumstances. ABT will have the right to take action to enforce such rights. If the parties are unable to agree on any such course of action to be taken, ABT/Nordic may take such actions as ABT/Nordic considers necessary or appropriate in its own name (or, if required by law, in ABT's name) at ABT/Nordic's expense. Each party shall render to the other any assistance requested by the other in proceedings against an infringer within the Territory, at the other party's expense. Any damage that might be awarded will, after deduction of actual costs, be awarded to the party that undertakes legal action.

10. Confidential Information

        10.1 Obligations. The parties acknowledge and agree that the Confidential Information disclosed by one party (the "Disclosing Party") to the other party (the "Receiving Party") directly or indirectly (which information is marked as "proprietary" or "confidential" or, if disclosed orally, is designated as confidential or proprietary at the time of disclosure) hereunder constitutes the confidential and proprietary information of the Disclosing Party. The Receiving Party shall retain in strict confidence and not disclose to any third party any Confidential Information without the Disclosing Party's express written consent, and the Receiving Party shall not use such Confidential Information except to exercise the rights and perform its obligations under this Agreement. Without limiting the foregoing, each party shall use at least the same procedures and degree of care which it uses to protect its own Confidential Information of like importance, and in no event less than reasonable care.

        10.2 Exceptions. The Receiving Party shall be relieved of this obligation of confidentiality to the extent it can demonstrate that any such information is: publicly available, already in the Receiving Party's possession at the time of disclosure and not subject to a confidentiality obligation, obtained by the Receiving Party from third parties without restrictions on disclosure, independently developed by the Receiving Party without reference to Confidential Information, or required to be disclosed by order of a court or other governmental entity.

        10.3 Source Code Protections. ABT/Nordic shall not under any circumstances distribute or disclose the source code for the Software in any manner, except in accordance with Section 10.4. Each copy or Derivative Work of the source code for the Software must be marked as the confidential and proprietary property of ABT to which access is restricted, and must be kept and used solely at ABT/Nordic's secure development facilities under password protection. ABT/Nordic agrees to limit access to the source code for the Software twenty-four (24) hours a day, and strictly to those employees to whom access is reasonably necessary in order to carry out the permitted uses of the source code for the Software hereunder. ABT/Nordic will use its best efforts to ensure that all such employees abide by the terms of its confidentiality obligations hereunder. ABT/Nordic shall keep records of all persons who have access to the source code for the Software. At ABT's request, ABT/Nordic agrees to provide such records to ABT for review.

        10.4 Contractors. ABT/Nordic may appoint a third party contractor ("Contractor") to assist ABT/Nordic in ABT/Nordic's modification or implementation of the Localized Version as authorized hereunder; provided, however, any such Contractor's access to and use of the Software, including the Localized Version, will only be permitted pursuant to a signed written agreement between ABT/Nordic

[*] Confidential Treatment Requested


and such Contractor reasonably acceptable to ABT and containing at least the terms set forth in this Section 10 ("Contractor Agreement"). Such agreement must be approved in writing by ABT prior to its execution. ABT may perform technical oversight of all work performed by a Contractor in accordance with this Section
10.4. ABT/Nordic shall indemnify and hold harmless ABT for any losses, damages, or expenses arising out of the breach of such agreements by such Contractors.

        10.5 Notification of Security Breach. ABT/Nordic shall notify ABT promptly in the event of any breach of its security, under conditions in which it would appear that the trade secrets contained in the source code for the Software or the Localized Version were prejudiced or exposed to loss. ABT/Nordic shall, upon request of ABT, take all other reasonable steps necessary to recover any compromised trade secrets disclosed to or placed in the possession of ABT/Nordic by virtue of this Agreement. The cost of taking such steps will be borne solely by ABT/Nordic, unless ABT willfully caused the breach.

        10.6 Injunctive Relief. In the event of actual or threatened breach of the provisions of Section 10.1 or 10.3, the non-breaching party will have no adequate remedy at law and will be entitled to immediate injunctive and other equitable relief, without the necessity of showing actual money damages.

11. Term and Termination


        11.1 Term. This Agreement and the licenses granted hereunder will be effective as of the Effective Date and will continue in full force and effect for a term of up to [*] (the "Term") after the Launch Date. During the first [*] the Agreement will renew automatically on the anniversary of the Launch Date, and ABT/Nordic will be obligated to pay the related Fees as they become due and payable in accordance with the terms and conditions contained herein.


        11.2 Renewal.


                (a) After the conclusion of the [*] Fiscal Year of the Term, this Agreement will renew automatically in one (1) Fiscal Year increments, unless terminated by ABT/Nordic in its option and discretion upon one hundred twenty (120) days' prior written notice of its intent to not to renew this Agreement.

                (b) Five (5) months before the conclusion of the [*]
Fiscal Year of the Term, if the total Monthly Fees due to ABT for the prior [*], divided by two (2) (the "Actual Annual Fees") , are less than the Minimum Annual License Fee, then, upon the written request of ABT/Nordic on or before the date one hundred twenty (120) days' prior to the conclusion of the [*] Fiscal Year of the Term, ABT shall, at its option and discretion, promptly either (i) reduce the Minimum Annual License Fee to the amount of such Actual Annual Fees for the duration of the Term, or (ii) terminate the Agreement, in which case (1) the non-competition obligations of Section 11.5(c) will cease in effect, and (2) for the period [*] after such termination, no later than thirty
(30) days after the end of each month, ABT/Nordic shall pay to ABT an amount equal to [*]

[*] Confidential Treatment Requested


of Gross Revenues received by ABT/Nordic during such month in connection with the operation of the Local Business (the "Monthly Fees").


                (c) During the period [*] before the end of the Term, the parties shall negotiate in good faith the extension of the Term of the Agreement and the conditions therein, as follows:


                (d) If the parties cannot agree on extension of the Term of the Agreement and the conditions therein within the period described in subsection
(a), then during the period one hundred eighty (180) to ten (10) days before the end of the Term, ABT shall not grant to any third party the right to use the ABT Brand, Software and Business Procedures to conduct a Local Business in the Territory without offering ABT/Nordic a right of first refusal, as follows: if ABT receives a bona fide proposal from any third party for such a license, ABT shall communicate the proposal in reasonable detail to ABT/Nordic, and ABT/Nordic shall, within ten (10) business days, either (x) elect to enter into an agreement with ABT on such terms, or (y) refuse to do so, in which case ABT would be free to enter into an agreement on substantially such terms with a third party.

                (e) If, by ten (10) days before the end of the Term, ABT has not entered into an agreement with a third party or ABT/Nordic as described in subsection (b) above, ABT/Nordic may, upon written notice to ABT before the end of the Term, elect to continue the Term for a five (5) year period based on a Minimum Annual License Fee each year equal to the average actual annual license fee due to ABT under the Agreement during the prior two (2) years of the Term.


        11.3 Termination. This Agreement may be terminated by ABT/Nordic upon [*] prior written notice to ABT, with or without cause, upon payment of any unpaid Minimum Annual License Fee for the Current Term.


        11.4 Termination For Cause. ABT may, by written notice to ABT/Nordic, terminate this Agreement if any of the following events ("Termination Events") occur:

                (a) ABT/Nordic fails to pay the Fees thirty (30) days after they become due; or

                (b) ABT/Nordic is in material breach of any nonmonetary term, condition or provision of this Agreement, which breach, if capable of being cured, is not cured within thirty (30) days after ABT gives ABT/Nordic written notice of such breach; or

                (c) ABT/Nordic (i) terminates or suspends its business; (ii) is insolvent, admits in writing its inability to pay its debts as they mature, makes an assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority; or (iii) becomes subject to any bankruptcy or insolvency proceeding under federal, foreign, or state statutes.

        If any Termination Event occurs, termination will become effective immediately or on the date set forth in the written notice of termination. For the avoidance of doubt, payment by ABT/Nordic of any amount reported by ABT/Nordic in good faith under Section 5.2, and payment by ABT/Nordic of any amount invoiced in good faith by ABT under Section 3.1 or 6.1, will not be deemed a breach of this Agreement by ABT/Nordic, even if a subsequent audit reveals that the amount paid is less than the actual amount due.

                (d) Upgrades. In the event that during the Term there is a change in the prevalent platform for development and deployment of software systems over the World Wide Web, which change requires an Upgrade to the Software, ABT/Nordic may notify ABT that such an Upgrade should be performed. If ABT does not, within six (6) months after such notice, make significant efforts toward preparing such an Upgrade, or if within one (1) year after such notice, ABT does not provide such Upgrade to ABT/Nordic, ABT Nordic, may terminate this Agreement at the end of the current Fiscal Year in accordance with Section 11.2(a), and the obligations of Section 11.5(c) will cease in effect.

        11.5 Effect of Termination.

                (a) Survival. Upon termination of this Agreement in accordance with the above provisions, the rights and licenses granted under this Agreement will immediately terminate except as otherwise stated herein. The terms and conditions of the following Sections will survive termination or expiration of this Agreement: 1, 2.4, 2.7, 4.2, 4.4, 5.6, 7.2, 8, 9, 10, 11.4, 11.5, 13 and
15, as well as any payment obligations in accordance with Section 5 which accrued prior to expiration or termination hereof.

                (b) Return of Materials. Within thirty (30) days after the date of termination or discontinuance of this Agreement for any reason whatsoever,
(i) ABT/Nordic shall, at ABT's option, return or destroy any copies of the Software, Documentation, Business Procedures and any other Confidential Information in its possession that is in tangible form, and (ii) ABT shall, at ABT/Nordic's option, return or destroy any copies of any Confidential Information of ABT/Nordic that is in ABT's possession that is in tangible form. Each party shall furnish to the other with a certificate signed by an executive officer of ABT/Nordic verifying that the same has been done.

                (c) Non-Competition. Subject to Section 11.2(a), if this Agreement is terminated before the end of the Term, then during the period one
(1) year after termination of this Agreement, ABT/Nordic shall not, either for its own account, or through any parent, subsidiaries, or affiliates, operate a Local Business in the Territory. Notwithstanding the above, ABT/Nordic may, through a subsidiary or affiliate, provide Internet based marketing of products and services related to trucks and construction vehicles for vehicle dealers located in the Territory; so long as such business does not infringe ABT's trademarks or other intellectual property rights. If ABT/Nordic assigns this Agreement to another party with ABT's consent under Section 12, this obligation will run to ABT/Nordic, and to such assignee.

        11.6 License if ABT Enters Bankruptcy. If, at any time during the term of this Agreement, ABT (a) files a voluntary petition in bankruptcy under Chapter 7 of 11 United States Code (the "Bankruptcy Code"); or (b) has an involuntary petition in bankruptcy filed against it under Chapter 7 of the Bankruptcy Code, which petition is not dismissed within ninety (90) days, ABT/Nordic may elect to retain its right in the licenses granted in this Agreement, subject to the terms of this Agreement, in accordance with Chapter 3, Section 365(n) of the Bankruptcy Code. The licenses granted in this Agreement will be deemed licenses of "intellectual property" under Section 365(n) of the Bankruptcy Code.

12. Nonassignment/Binding Agreement. Neither this Agreement, nor any rights under this Agreement, may be assigned or otherwise transferred by ABT/Nordic, in whole or in part, whether voluntary, or by operation of law, including by way of sale of assets, merger or consolidation, without the prior written consent of ABT. Any permitted assignee (including without limitation ABT/Nordic) must agree in writing to be bound by all the terms and conditions of this Agreement. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and assigns.

13. Bilia Obligations. Concurrently with the execution of the Agreement, and as a condition to its effectiveness, ABT, ABT/Nordic and Bilia AB shall enter into an Investment Rights Agreement, in the form attached hereto as Attachment E, setting forth the terms and conditions pursuant to which ABT will have the right to make certain investments in ABT/Nordic and the associated rights that ABT will obtain in connection with such investment. In addition, ABT/Nordic shall cause Bilia AB to enter into the side letter agreement attached hereto as Attachment F guaranteeing certain of ABT/Nordic's obligations under this Agreement.

14. Notices

Any notice, submission, or communication required or permitted under the terms of this Agreement, or required by law, whether or not so required elsewhere in this Agreement, must be in writing and must be (a) delivered in person, (b) sent by first class registered mail, return receipt requested, or air mail, as appropriate, or (c) sent by overnight air courier; in each case properly posted and fully prepaid to the appropriate address set forth below. Either party may change its address for notice by notice to the other party given in accordance with this Section 14. Notices will be considered to have been given at the time of the earlier of (p) actual delivery in person, (q) the date of a receipt of such notice signed by an authorized representative of the party being notified,
(r) the date of a written confirmation of receipt by the party being notified, or (s) thirty (30) days after deposit in the mail as set forth above.

15. Miscellaneous

        15.1 Force Majeure. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the control, and without negligence of, the parties. Such events, occurrences, or causes will include, without limitation, acts of God, strikes, lockouts, riots, acts of war, fires and explosions, but the inability to meet financial obligations is expressly excluded.

        15.2 No Waiver; Amendment. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action. This Agreement may not be amended, except by a writing signed by both parties.

        15.3 Severability. If any term, condition, or provision of this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

        15.4 Entire Agreement. This Agreement (including the Attachments and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter, except as provided in Section 1.3 with respect to the definition of "Confidential Information."

        15.5 No Conflicting Provisions. No terms, provisions or conditions of any purchase order, acknowledgment or other business form that ABT/Nordic may use in connection with the acquisition or licensing of the Software will have any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of ABT to object to such terms, provisions or conditions.

        15.6 Consent. Unless expressly provided otherwise in this Agreement, any prior consent of ABT that is required before ABT/Nordic may take an action may be granted or withheld in ABT's sole and absolute discretion.

        15.7 Export Restrictions. ABT/Nordic understands that ABT is subject to regulation by agencies of the U.S. government, including, but not limited to, the U.S. Department of Commerce, which prohibit export or diversion of certain technical products to certain countries. ABT/Nordic warrants that it will comply in all respects with the Export Administration Regulations and all other export or re-export restrictions applicable to the technology and Documentation licensed hereunder. Further, ABT/Nordic shall cooperate as requested by ABT to ensure compliance with any export restrictions or licenses relating to the Software, including the designation of a structurally independent contact regarding each installation of the Software.

        15.8 Press Releases. Neither party shall disclose to any third party the terms and conditions of this Agreement, except as required by law, or by rules of a securities exchange in which either party's, or its parent company's, securities are traded, or to legal or business advisors with a need to know acting under a duty of confidentiality. Notwithstanding the above, at a mutually agreed time, as soon as possible after the Effective Date, ABT and ABT/Nordic shall issue a joint press release announcing the relationship contemplated by this Agreement.

        15.9 Rights and Remedies. No exercise or enforcement by either party of any right or remedy under this Agreement will preclude the enforcement by such party of any other right or remedy under this Agreement or that such party is entitled by law to enforce.

        15.10 Counterparts. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

        15.11 Governing Law. This Agreement will be interpreted and construed in accordance with the laws of the State of California and the United States of America, without regard to conflict of law principles and excluding the 1980 United Nations Convention on Contracts for the International Sale of Goods. Any dispute arising out of this Agreement will be subject to the exclusive venue of the state and federal courts in California.

        15.12 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by duly authorized representatives on the dates set forth below.

autobytel.com inc.("ABT")               Auto-By-Tel AB ("ABT/Nordic")

By:  /s/ ROBERT S. GRIMES               By: /s/ JOHAN ROHSS  LARS ANDERSSON
    ---------------------------------       ------------------------------------

Name: Robert S. Grimes                  Name: Johan Rohss    Lars Andersson
      -------------------------------         ----------------------------------

Title: Executive V.P.                   Title: Chairman      Director
       ------------------------------          ---------------------------------

Date: August 7, 1998                    Date: August 7, 1998
      -------------------------------         ----------------------------------

Address: 18872 MacArthur Blvd.          Address: Haradsvagen 255
         ----------------------------            -------------------------------

Irvine, CA  92612                       14172 Huddinge Sweden
-------------------------------------   ----------------------------------------

                                  ATTACHMENT A
SOFTWARE:

The Software will include all core business applications, including:

             APPLICATION
CATEGORY     NAME              DESCRIPTION
--------------------------------------------------------------------------------
  Consumer          Affinity   Restricted view of Consumer Web Interface
   Product          Programs   customized for Affinity Partners. Users are
                               limited to the web pages (functionality)
                               specified by Affinity Partner.
--------------------------------------------------------------------------------
                     Finance   Used by End-User Customers to apply for credit to
                               buy/lease an automobile.
--------------------------------------------------------------------------------
                 Information   Used to provide New/Used Car Information to
                    Provider   customers via links to various information
                       Links   providers
--------------------------------------------------------------------------------
                   Insurance   Hyperlink to Insurance Site(s).
--------------------------------------------------------------------------------
                    Mobalist   Used by End-User Customers to sign-up for and
                               monitor Mobalist Rewards account.
--------------------------------------------------------------------------------
             New Car Request   Used by End-User Customers to gather new car
                     Process   information and request a price quote.
                   (FasTrak)
--------------------------------------------------------------------------------
             Online Customer   Used by End-Users to check on status of Purchase
              Service Center   and Finance Requests.
--------------------------------------------------------------------------------
                     Quality   Allow End-Users to answer QA survey questions.
                   Assurance
                  Survey(QA)
--------------------------------------------------------------------------------
                    Used Car   Used by End-User Customers to gather used car
             Request Process   information, review dealer used car inventories,
                   (FasTrak)   and make a used car purchase request.
--------------------------------------------------------------------------------
    Dealer            Dealer   Used by ABT Contracted Dealers to manage purchase
 Interface    Communications   requests and customer contact information;
                System (DRT)   Maintain Used Car Inventory information for
                               Dealership(s).
--------------------------------------------------------------------------------
    Dealer          Contract   Used by ABT Contract Administration department
Management        Management   to manage contracts with subscribers including
                        (CM)   New Car (Postal), Used Car, Finance and DRT.
--------------------------------------------------------------------------------
                Distribution   Used by ABT Dealer Support Services (DSS) to
                    [Dealer]   set-up and maintain relationship with Dealers.
             Management (RD)
--------------------------------------------------------------------------------
              QA Survey (QA)   Used by ABT DSS/Training to monitor customer
                               satisfaction and closure rates; Dealer
                               Performance.
--------------------------------------------------------------------------------
 Financial               Car   Match vehicle make, model, series in ABT_PROD
Processing          matching   database to vehicles in GE Capital database in
                               order to determine residual values.
--------------------------------------------------------------------------------
                Credit Union   Faxes consumer purchase requests to Credit Unions
                      Faxing   for processing.
--------------------------------------------------------------------------------

                         (CU FX)
-----------------------------------------------------------------------------------------------------------------------------------
                      Customer Financial Fax         Faxes credit decisions to dealers for finance requests submitted by consumers.
                                   to Dealer
                              (FinFaxDealer)
-----------------------------------------------------------------------------------------------------------------------------------
                            Financial Status         Provides system operations with access to processing statistics, error logging
                                     Monitor                      and recovery procedures for financial request processing system.
                           (FinancialStatus)
-----------------------------------------------------------------------------------------------------------------------------------
                            Finance/Customer         E-mails credit decisions/information from financial institutions to consumers.
                                Email (FML2)
-----------------------------------------------------------------------------------------------------------------------------------
                          Bank Matcher, Bank                Sends financial requests to and receives credit decision from financial
                      Transfer, Bank Watcher                                                                          institutions.
                                  (FSMFrame)
-----------------------------------------------------------------------------------------------------------------------------------
        Information
 Provider Interface      Postal Code Updates           Import Postal Code related data from Postal Service, GDT. Import Postal Code
                                                                            Centroids (Longitude, Latitude of center of zip codes).
-----------------------------------------------------------------------------------------------------------------------------------
                      Used Car Import/Export                             Import/Export Used Car data to/from information providers.
-----------------------------------------------------------------------------------------------------------------------------------
                         VIN Decoding Import           Import Vintek data. Vintek provides the information required to Decode VINs.
-----------------------------------------------------------------------------------------------------------------------------------
                                New/Used Car           Import Intellichoice data including make, model, series, options and pricing
                          Information Import                                                                           information.
-----------------------------------------------------------------------------------------------------------------------------------
                MIS        Financial Reports                     Reporting on Financial Requests. Reports are summarized by various
                                 (Financial)                                                                  dimensions including:
                                                                                             Time - day, week, month, quarter, year
                                                                                                               Type - Lease, Retail
-----------------------------------------------------------------------------------------------------------------------------------
                                    Intranet              Basic management reporting, system operation monitoring, data maintenance and company/employee information.
-----------------------------------------------------------------------------------------------------------------------------------
                       MIS/Billing Interface                Used by ABT internal staff to pass billing data from ABT Core system to
                                                                        Dynamics (ABT's Internal Financial Accounting Application).
-----------------------------------------------------------------------------------------------------------------------------------
                             QA Reports (QA)                                      Reporting on Customer Satisfaction, Closure rates
                                                                                             Time - day, week, month, quarter, year
                                                                                                  Geography - region, state, dealer
                                                                                                      Vehicle - make, model, series
                                                                                                      PR Type - New car or Used Car
                                                                                              Contract - Paying, Non-Paying Dealers
-----------------------------------------------------------------------------------------------------------------------------------

[*] Confidential Treatment Requested



---------------------------------------------------------------------------------------------------------------------------------
          Standard Reports         Reporting on Purchase Requests. Reports are summarized by various dimensions including:
          (Standard)

                                   Time - day, week, month, quarter, year

                                   Geography - region, state, dealer

                                   Vehicle - make, model, series

                                   PR Type - New car or Used Car

                                   Contract - Paying, Non-Paying Dealers
---------------------------------------------------------------------------------------------------------------------------------
Various   Base Network             Much of the core functionality of the systems described above is encapsulated in stored
          Architecture &           procedures/data tables in the following SQL databases: ABT_PROD, ABT_FINANCE, ABT_INTERFACE.
          Supporting Systems
---------------------------------------------------------------------------------------------------------------------------------

MINIMUM ANNUAL LICENSE FEE:


     The annual Minimum Annual License Fee will be [*] payable in four (4) Fiscal Quarterly installments of [*].

ANNUAL MAINTENANCE FEE:

     The annual Maintenance Fee will be [*].

                                  ATTACHMENT B

                            GLOBAL BRANDING PROTOCOL:
              INTRODUCTION TO GUIDELINES, PRACTICES AND PROCEDURES

Introduction

The Auto-By-Tel Corporation has recently changed its name to autobytel.com inc. and is currently in the process of conducting brand positioning research, which will be complete in September of 1995. Upon completion of this research, autobytel.com inc. will issue an update to it's global brand standards protocol (and look book), containing all of the new brand identity materials. In the interim the old book is attached as an example of its contents as well as this introductory document which is designed to address some of the more immediate needs.

New Logo

Our new logo embodies some of our initial learning. We have chosen a mark symbolizing a road, which signifies a destination that leads to Autobytel.com as opposed to an automobile icon, which is more predictable. This mark is highly differentiated from other companies in the category and positions autobytel.com inc. as the leader. The new logo is reliable, innovative, trustworthy, contemporary yet timeless. The idea of a road leading to a destination is empowering for the consumer, reminding them that they are in the driver's seat when buying through autobytel.com inc. The conveying of the concept of a destination will create an association with the brand over time.

The logo will be adapted to each country by replacing the domain type that is relevant to that country; for example, autobytel.se, autobytel.ca, autobytel.uk, etc. Also the selling line can be inserted immediately in the lower left. Full treatments of the logo will be reviewed when the new look book is issued.

Purpose and Function of Global Standards

The purpose of the global brand standards is to clearly define and articulate the brand's core values and ensure that the brand's positioning remains consistent and properly communicated throughout all forms of marketing communication across the globe.

Since a brand is a promise of an experience, it is important that it be comprised of the intangible as well as the tangible values in order to best create an enduring relationship between Autobytel.com and it's stakeholder target constituencies - shareholders, consumers and dealers alike.

What Does the Standard Address

The image below graphically illustrates the intangible components (on the right), which the global brand protocol is designed to address.




                                    [CHART]




Purpose and Intent of autobytel.com inc.'s "Global Brand Protocol and Look Book"

The purpose of the global brand protocol and "Look Book" when complete, will be to aid Autobytel.com, all it's companies, subsidiaries, partners, and licensees to properly administer and steward autobytel.com inc.'s intangible assets - the brand. It is not designed to police licensees: but rather to ensure that the tenants of strong branding be observed for Autobytel.com so that all collateral, business, advertising, and web site creative and content guarantee quality and consistency of message. This will ensure that the net impression left in the mind of target audience is relevant, differentiated, and enduring. Differentiating

Autobytel.com by experience (emotional bond) with the customer, versus just the key rational benefits (e.g. low-cost, haggle-hassle-free, etc.) will ensure the success of Autobytel.com.

Role of Autobytel.com Brand Management

It is the role of Autobytel.com Corporate Marketing to clearly articulate and communicate the brand's core value, identity, positioning, and Global Brand Protocol to all autobytel.com inc. companies, subsidiaries, divisions, partners and licensees.

Role of the Autobytel.com Global Brand Agency

It is the role of the global brand agency to develop, create, recommend and steward autobytel.com inc.'s brand positioning so that it conforms to autobytel.com inc.'s brand values. They have the responsibility of managing the Autobytel.com brand communications on a global scale while recognizing local needs. In this role the agency will steward the brand with regards to the quality and consistency of the brand's global advertising.

Role of the Local Agency

It is the role of the local country agency to create successful advertising that conforms to autobytel.com inc.'s brand positioning.

A LOOK AT THE REQUIREMENTS, PROCESS AND INTERACTION BETWEEN AUTOBYTEL.COM INC.'S GLOBAL BRAND AGENCY AND THE LOCAL COUNTRY'S AGENCY AS IT RELATES TO ADVERTISING

Generally speaking, autobytel.com inc.'s advertising (visual and copy content) must be in synergy with the brand's core values and comply with the brand's positioning strategy as will be stated in the "Global Brand Protocol & Look Book" (after the brand positioning project is completed in September).

While this book is dynamic and periodic updates should be expected, it is our intent to develop an enduring brand positioning, which should remain in effect over a number of years. All decisions regarding the appropriateness of Autobytel.com advertising will be measured against this benchmark.

Some general requirements and procedures which you should expect to see outlined in the Global Brand Protocol about Autobytel.com advertising follows:

Creative

All creative formats and units must:

Feature the appropriate upper and lower case treatment of the company name (e.g. autobytel.com inc., and Autobytel.com, etc.)

Feature the autobytel.com inc. logo

Feature the Autobytel.com tag-line (which will be translated by the global brand agency into the appropriate language for each county in a way that is mutually agreeable so that it mutually satisfies the requirements of both the brand and country's cultural environment.)

Feature the appropriate Autobytel.com URL (Uniform Resource Locator) for the country involved (e.g. autobytel.com, autobytel.ca, autobytel.uk, etc.)

reflect the highest level of moral and ethical standards within the community to which the commercial's message is to be conveyed reflect the brand's recommended look and feel (e.g. color palettes, typefaces, imagery, etc.) of which examples will be provided in the look book.

Autobytel.com strongly urges all licensees to use the network affiliate of the global brand agency. If for any reason, the licensee utilizes an agency that is not part of the global brand agency's network, the following will apply.

Creative Procedure

Each licensee does not need to submit creative concepts and executions to Autobytel.com for prior approval. But it is required that each country submit copies of all creative materials to autobytel.com inc.'s global brand agency at least quarterly. While it is not autobytel.com inc.'s intention to police creative, should the marketing materials not conform to the brand's positioning, Autobytel.com reserves the right to advise the country to discontinue the use of any creative that does not properly comply. In the unlikely event that this should occur, the country will be required to discontinue use of the materials within 45 days. Autobytel.com strongly encourages the country's local agency to implement an on-going dialogue with the global brand agency (a contact name will be issued). The frequency and format for this communication can be mutually agreeable to suit the needs and requirements of both parties, and may expand and contract based upon the need of each party.

Media Procedure

Each country can determine the specific marketing communications mix (e.g. PR, Advertising, Promotion, etc.) selection of media (e.g. Internet, TV, Radio, etc), and selection of specific media vehicles (e.g. stations, publications, etc). that is most appropriate for it's culture and environment. autobytel.com inc. may volunteer from time to time, the sharing of information about media that has been particularly successful in other countries across the globe. We will encourage that all partners and licensees share information about what is/isn't working for the benefit of aggregated learning.

However, it will be required that information about marketing communication mix and media plans be shared and submitted to Autobytel.com Corporation on at least a bi-annual basis. This may be submitted either in a written or digital format.

Fees for Global Brand Management

(For countries not using the local affiliate of autobytel.com inc.'s global agency)

autobytel.com inc.'s global brand agency will be appropriately organized to steward the brand, bring strategic value to autobytel.com inc. and its licensees, and to facilitate communication among the parties. If the licensee does not use a local agency that is an affiliate of the global agency, autobytel.com inc. will charge the licensee for any expenses associated with stewarding the brand.

ADVERTISING OPPORTUNITY ON AUTOBYTEL.COM INC.'S WEBSITE

autobytel.com inc. will offer its licensees an opportunity to participate in its global web site advertising initiative. autobytel.com inc. plans to offer advertising on its U.S. site, and on each country's local site if the country chooses to participate. If the licensee participates, autobytel.com inc. will require to country's site to allocate 50% of the total pages serves and inventory. In return, autobytel.com inc. will offer licensees the opportunity to share in 50% of the revenues generated after expenses through this sale.

If the licensee is interested, additional details will be provided after this program is finalized. In the interim, here are some examples of the guidelines:

Site must be constructed to accommodate advertising

Screen real estate positioning must conform to autobytel.com inc.'s global advertising standards (currently this is a top right position and 3 IAB unit sizes will be utilized

50% of ad inventory (equal to approximately 50% of total pages served) will be allocated to this effort.

Licensee has 6 months after launch of site to have prepared for advertising

In Closing, please refer to the attached Global Brand Protocol and Look Book, which is currently in development. A number of sections have been added since the last submission.

autobytel.com inc.'s new U.S. Web site, launched 07/31/98



                     [PICTURE OF WEBSITE OF AUTOBYTEL.COM]



Note: Upon completion of the brand positioning, the new selling line will appear below in the top ledge frame of the site.

                                  ATTACHMENT C

                             ESCALATION PROCEDURES


ABT - International Technical Support Escalation Procedure

There will be one named primary technical support contact and one named backup support contact. All requests for technical support must come from the primary support contact. In the event the primary contact is not available, the backup contact may submit the technical support request. The primary support contact will be _______________________________ and the backup support contract will be
_______________________________.

Changes to the primary and/or backup support contacts must be received by ABT in writing 1 business day prior to them being effective.

All local Technical Support escalation will occur prior to any escalation to Auto-By-Tel - International Technical Support team by either the primary or backup support contact. All infrastructure (Hardware/Network/Operating System/SQL Server/IIS Server) errors must be corrected prior to escalation.

All Technical Support calls related to remaining APPLICATION ERRORS or SYSTEM ERRORS with severity level of ERROR or HIGHER should be routed through the ABT - Corporate NTS Support person at 1-949-xxx-xxxx. Response time will be as specified in table below.

All Technical Support calls that related to errors with severity level of WARNING or APPLICATION PROBLEMS (as defined below) should be referred to the ABT
- International Technology Support Coordinator at l-949-xxx-xxxx.

The quoted response times relate to the time required to have a qualified technical support person contact the person who made the technical support request. Depending on the severity of the problem, commercially reasonable efforts will be made to resolve the problem as soon as possible within the guidelines under RESPONSE LEVEL.

--------------------------------------------------------------------------------
CATEGORY                DESCRIPTION
--------------------------------------------------------------------------------

Application Problem     Problem related to the use of a specific application
                        program or module. The program does not appear to be
                        functioning correctly, however, no error messages have
                        been received.
--------------------------------------------------------------------------------

Application Error       An application program or module has issued an error
                        message. The error was not issued by the underlying
                        technology, (i.e. the network, operating system,
                        database management system server or internet server.
--------------------------------------------------------------------------------

System Error            An error message has been received when executing an
                        application or web page. The error message originated
                        from the underlying technology, not the application
                        itself.
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
SEVERITY                 DESCRIPTION                                       RESPONSE TIME       RESPONSE LEVEL
----------------------------------------------------------------------------------------------------------------

WARNING                  Provides information or warning message only.     72 hours            Effort during
                         Does not impact the overall operation of the                          Normal Bus.
                         system.                                                               Hours
----------------------------------------------------------------------------------------------------------------

ERROR                    Error interrupts processing of a single           12 hours (Next      Effort during 7
                         application or module. System operation           Business Day)       days/week 8am-
                         continues to support primary business functions.                      5pm, until
                                                                                               resolved
----------------------------------------------------------------------------------------------------------------

SEVERE ERROR             Error interrupts processing of multiple and/or    4 hours             Effort 7
                         primary business applications. Primary business                       days/week 5am
                         operations are impacted.                                              - 9 pm, until
                                                                                               resolved
----------------------------------------------------------------------------------------------------------------

FATAL ERROR              Error causes system to become unavailable. All    1 hour              Effort 7 x 24,
                         business processing is aborted.                                       until resolved
----------------------------------------------------------------------------------------------------------------

Applications Errors in the following applications will always be classified as at least "Severe Errors": Finance, New Car Request, Online Customer Service Center, Used Car Request, DRT, and Financial Status Monitor.

                                  ATTACHMENT D

                               SERVICES AGREEMENT

                     AGREEMENT FOR CONSULTING BY AUTO-BY-TEL

     This Agreement for Consulting ("Agreement") is made and entered into as of the _____ day of ________, 199__ by and between autobytel.com, a Delaware corporation with offices at _______________ ("Consultant"), and Auto-By-Tel AB, a ____________ corporation with offices at _________________("Company"). The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company and Consultant is willing to perform such services on terms set forth more fully below. In consideration of the mutual promises contained herein, the parties agree as follows:

     1. SERVICES. Consultant agrees to perform for the Company the services described in Exhibit A ("Services") on the terms and conditions set forth therein.

     2. COMPENSATION

            (a) Services. Company shall pay Consultant for performing the Services as shown in Exhibit A.

            (b) Expenses. The Company shall also reimburse Consultant for the reasonable actual travel and living expenses of its personnel engaged in the performance of Services at locations other than Consultant facilities, together with other reasonable out-of-pocket expenses incurred in connection with performance of the Services. Consultant shall adhere to any travel policy reasonably promulgated by Company, provided that Consultant may incur expenses up to a total of _____ dollars without Company's prior approval.

            (c) Payments. Consultant shall invoice Company for all amounts on or after the due date. Payment terms shall be net _____ days. Any amounts due Consultant under this Agreement not received by the date due shall be subject to a service charge of one and one-half percent (1.5%) per month, or the maximum charge permitted by law, whichever is less.

     3. CONFIDENTIALITY

            (a) "Confidential Information" means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within a reasonable time after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party's obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent evidence in the receiving party's possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

     (b) Non-use and Non-disclosure. Each party agrees not to use any Confidential Information of the other party for any purpose except to perform its obligations or exercise its rights under this Agreement. Each party agrees not to disclose any Confidential Information of the other party to third parties or to such party's employees, except to those employees of the receiving party who are required to have the information in order perform such party's obligations under this Agreement. Neither party shall reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody the other party's Confidential Information and which are provided to the party hereunder.

     (c) Maintenance of Confidentiality. Each party agrees that it shall take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other party. Without limiting the foregoing, each party shall take at least those measures that it takes to protect its own most highly confidential information and shall ensure that its employees who have access to Confidential Information of the other party have signed a non-use and non-disclosure agreement in content similar to the provisions hereof, prior to any disclosure of Confidential Information to such employees. Neither party shall make any copies of the Confidential Information of the other party unless the same are previously approved in writing by the other party. Each party shall reproduce the other party's proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original.

     4. OWNERSHIP. The work product resulting from the Services shall consist of, and shall operate in conjunction with, multiple elements of intellectual property, as set forth in Exhibit B. The parties' respective rights with respect to such intellectual property shall be as set forth below. For purposes of this Agreement, the term "ownership" shall refer to ownership of all intellectual property rights including, but not limited to, all patent, copyright, trade secret and trademark rights, as applicable, with respect to the subject intellectual property:

            (a) Company Materials. For all materials designated as "Company Materials" in Exhibit B, Consultant agrees that such materials are the sole property of the Company, and shall be considered "works made for hire" as that term is defined in the United States Copyright Act. Consultant further agrees to assign

(or cause to be assigned) and does hereby assign fully to the Company all such works and the intellectual property rights relating thereto.

            (b) Third Party Materials. For all materials designated as "Third Party Materials" on Exhibit B, the parties hereby agree that such materials shall be necessary for Company to use the Company Materials or Consultant Materials, and Company shall be solely responsible for obtaining necessary licenses to the Third Party Materials.

            (c) Pre-existing Materials and Consultant Materials. For all materials designated as "Pre-existing Materials" or "Consultant Materials" in Exhibit B, Company agrees that such materials are the sole property of the Consultant. Consultant hereby grants to Company a worldwide, perpetual, royalty-free license to use the Consultant Materials, solely for its own internal purposes. No other grants of licenses or rights to Company shall be implied from the provisions stated in this Agreement. Company shall not obliterate or remove and will reproduce Consultant's intellectual property notices contained in the Consultant Materials or Pre-existing Materials. Company shall not reverse engineer, decompile, or otherwise attempt to derive source code from any portions of the Consultant Materials or Pre-existing Materials delivered in object code form.

            (d) Further Assurances. Each party agrees to execute any additional documents deemed reasonably necessary to effect and evidence the other party's rights with respect to the intellectual property elements set forth above.

     5. REPORTS. Consultant agrees that it will from time to time during the term of this Agreement or any extension thereof keep the Company advised as to Consultant's progress in performing the Services hereunder and that Consultant will, as requested by the Company, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of Consultant's Services.

     6. TERM AND TERMINATION

            (a) Term. This Agreement will commence on the date first written above and will continue until final completion of the Services or termination as provided below.

            (b) Termination. The Company may terminate this Agreement at any time upon giving ten (10) days' prior written notice thereof to Consultant, provided, however, that Company shall pay Consultant for any Services performed up to the effective date of termination. Either party may terminate this Agreement upon thirty (30) days' notice of any uncured material breach of this Agreement by the other party.

            (c) Survival. Upon such termination all rights and duties of the parties toward each other shall cease except Sections 3, 4, 8, 9, 10, 11, 12, 13, 14, and 15 shall survive termination of this Agreement.

     7. ASSIGNMENT. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by either party without the express written consent of the other.

     8. INDEPENDENT CONTRACTOR. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of the Company, but Consultant shall perform the Services hereunder as an independent contractor.

     9. ARBITRATION. The parties agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Santa Clara or San Mateo County, California, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgement may be entered on the arbitrator's decision in any court of competent jurisdiction. Company and Consultant shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its respective counsel fees and expenses. Notwithstanding the above, the parties may seek injunctive relief in any court of competent jurisdiction for a breach of Sections 3 or 4 of this Agreement.

     10. GOVERNING LAW. This Agreement shall be governed by the laws of the State of California as applied to agreements entered into and performed within California by residents of that state. Each party hereby expressly consents to the nonexclusive personal jurisdiction and venue of the state and federal courts located in the federal Northern District of California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

     11. NON-SOLICITATION. Company acknowledges and agrees that the employees and consultants of Consultant who perform the Services are a valuable asset to Consultant and are difficult to replace. Accordingly, Company agrees that, for the term of this Agreement and for a period of _________ months thereafter, it will not offer employment as an employee, independent contractor, or consultant to any Consultant employee or consultant. In the event Company breaches the provisions of this Section 11, the parties agree that it would be difficult to determine the amount of actual damages to Consultant that would result from such breach. The parties further agree that in the event Company breaches the provisions of this Section 11, Company shall pay Consultant liquidated damages of $__________ for each such breach, which is the parties' good faith estimate of the amount of damages to Consultant from such breach.

     12. WARRANTY DISCLAIMER. CONSULTANT DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF TITLE MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT.

     13. LIMITATION OF REMEDIES AND DAMAGES THE LIABILITY OF CONSULTANT ARISING HEREUNDER SHALL BE LIMITED TO FEES PAID BY COMPANY HEREUNDER. CONSULTANT SHALL NOT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF BUSINESS PROFITS AND/OR BUSINESS INTERRUPTION, WHETHER FORESEEABLE OR NOT, AND WHETHER ARISING IN CONTRACT, TORT, OR NEGLIGENCE, EVEN IF A REPRESENTATIVE OF CONSULTANT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE

LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

     14. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto form the entire agreement of the parties and supersede any prior agreements between them with respect to the subject matter hereof.

     15. WAIVER. Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



Company:                                     Consultant:



By: ______________________________           By: _______________________________


Print Name:_______________________           Print Name:________________________


Title:____________________________           Title:_____________________________

                                    EXHIBIT A


Services to be performed by Consultant:

Compensation of Consultant:

     (a) Rate of pay: ___________________ per ___________________________

     (b) Total payment limitation: ______________________________________

     (c) Advance payment: _______________________________________________

     (d) Expenses authorized for reimbursement by the Company:

     (e) Other: _________________________________________________________

     (f) Expected duration of project: __________________________________



Company:                                     Consultant:



By: ______________________________           By: _______________________________


Print Name:_______________________           Print Name:________________________


Title:____________________________           Title:_____________________________

                                    EXHIBIT B



COMPANY MATERIALS

CONSULTANT MATERIALS

THIRD PARTY MATERIALS

PRE-EXISTING MATERIALS

                                  ATTACHMENT E


                           INVESTMENT RIGHTS AGREEMENT

[*] Confidential Treatment Requested


                           INVESTMENT RIGHTS AGREEMENT



This INVESTMENT RIGHTS AGREEMENT (the "Investment Rights Agreement") is entered into as of August 7, 1998 (the "Effective Date") by and between autobytel.com inc., a Delaware corporation with offices at 18872 MacArthur Blvd., Irvine, California 92612 ("ABT"), Bilia AB, a Swedish corporation with offices at Box 9003, 40091 Goteborg, Sweden ("Bilia"), and Auto-By-Tel AB, a Swedish corporation with offices at Haradsvagen 255, 14172 Huddinge, Sweden ("ABT/Nordic"), and describes the terms and conditions pursuant to which ABT will have the right to make certain investments in ABT/Nordic and the associated rights that ABT will obtain in connection with such investment.

                                   BACKGROUND

     WHEREAS, ABT and ABT/Nordic have entered into a License and Service Agreement of even date herewith (the "License Agreement"), providing for the grant by ABT to ABT/Nordic of certain rights to use ABT proprietary software, technology, and business procedures in Finland, Norway, Sweden and Denmark.

     WHEREAS, ABT desires to have the right to invest in ABT/Nordic at one or more times in the future.

     NOW, THEREFORE, in consideration of the mutual promises and upon the terms and conditions set forth below, the parties agree as follows:

     1. Definitions. All capitalized terms not defined herein shall have the meaning specified in the License Agreement.


     2. Purchase of Debenture. Simultaneously with the execution of this Agreement, ABT/Nordic is issuing to ABT, at par, a debenture (the "Debenture") in the principal amount of [*], which grants ABT optional rights to subscribe for new shares in ABT/Nordic (the "Option"). The Debenture shall not bear interest. It shall mature on December 31, 1998.

     3. Terms of the Option. The Option shall survive the maturity and repayment of the Debenture. The Option shall entitle ABT to subscribe for what, at the time the Option is exercised (or, in the case of multiple exercises, the last exercise), and giving effect to the issuance of shares upon exercise of the Option, will be [*] of the outstanding voting shares of ABT/Nordic on the following terms:

            (a) ABT may exercise the Option at any time during the term of the License Agreement, in one or more installments, as to all or any portion of the shares that are subject to the Option when it is exercised, provided that no such installment shall be less than the lesser of (i) [*] of the outstanding voting shares of ABT/Nordic, or (ii) the entire remaining amount of ABT/Nordic shares which ABT may purchase through exercise of the Option.

[*] Confidential Treatment Requested


            (b) The Option shall be exercised by written notice given to ABT/Nordic during the term of the License Agreement. Such notice shall specify the number of shares for which the Option is being exercised and a date and a time during normal business hours in Goteborg, Sweden (the "Subscription Time") for the consummation of ABT's purchase of ABT/Nordic shares through exercise of the Option. The specified Subscription Time shall not be later than 3:00 P.M. Goteborg time on the 30th day after the day on which the notice of exercise of the Option is given.


            (c) The class, series and type of shares issuable upon each exercise of the Option shall be (i) if the Option is exercised at a time when shares of ABT/Nordic are not quoted on a securities exchange or in another organized securities market, the class, series and type of voting shares then most recently issued to either (at ABT's option) Bilia or one or more Third Party Investors (as defined below) as part of the investment by such persons in ABT/Nordic, in one or more related transactions, of at least [*] in the aggregate (the "Then Most Recent Financing"), or (ii) if the Option is exercised at a time when shares of ABT/Nordic are quoted on a securities exchange or in another organized securities market, the class, series and type of shares so quoted.

            (d) The exercise price to be paid for the shares issuable upon each exercise of the Option shall be (i) if the Option is exercised at a time when securities of ABT/Nordic are not quoted on a securities exchange or in another organized securities market, the price at which shares of such class, series and type were issued in the Then Most Recent Financing, or (ii) if the Option is exercised at a time when shares of ABT/Nordic are quoted on a securities exchange or in another organized securities market, an amount per share equal to the lesser of (A) the price at which shares of ABT/Nordic were initially sold to the public plus an amount equal to interest on that price at the rate of [*] per annum, compounded quarterly from the date on which the shares were initially sold to the public, or (B) [*] of the average of the last sale price of the ABT/Nordic stock on each of the 20 trading days before the day on which the notice of exercise of the Option is given, as reported on the principal stock exchange, or in the other principal market, in which ABT/Nordic shares are traded.


            (e) At the Subscription Time specified in the notice of exercise of the Option, ABT/Nordic shall deliver to ABT certificates representing the shares ABT is purchasing through exercise of the Option, and ABT shall pay the purchase price for such shares to ABT/Nordic by wire transfer of funds which are immediately available in the place of payment, or by another means agreed to by ABT and ABT/Nordic.

            (f) If the Option is exercised at a time when shares of ABT/Nordic are not quoted on a securities exchange or in another organized securities market, then, at the time of exercise, ABT and ABT/Nordic shall negotiate in good faith and enter into an agreement providing ABT the right to require ABT/Nordic to take all steps required to enable ABT to sell its ABT/Nordic shares without restriction in any public market in which ABT/Nordic shares are regularly traded, in compliance with applicable securities laws (including, if applicable, terms for exchanging shares held by ABT on an equitable basis for shares of the type which subsequently become regularly traded in a public market).

            (g) If the Option is exercised at a time when shares of ABT/Nordic are quoted on a securities exchange or in another organized securities market, then ABT/Nordic shall take all steps required to give ABT the ability, immediately following such exercise, to sell its ABT/Nordic shares

[*] Confidential Treatment Requested


without restriction in any public market in which ABT/Nordic shares are regularly traded, in compliance with applicable securities laws.

            (h) ABT agrees not to sell its ABT/Nordic shares, without the consent of Bilia, prior to the later of (i) three years after the date of this Agreement and (ii) two years from the date of purchase of such shares.

     4. Security Issuances by ABT/Nordic.


            (a) ABT/Nordic shall not issue any equity securities (or securities convertible into or exercisable for equity securities) to any person other than Bilia or an affiliate of Bilia (such other type of person being referred to as a "Third Party Investor"), other than in a public offering, unless (i) at least 15 days before such securities are expected to be issued, ABT/Nordic notifies ABT of the proposed issuance, including a description of the securities to be issued, a description of the price and terms upon which the securities are proposed to be issued, the identity of each Third Party Investor to whom the securities are proposed to be issued, and any other reasonably relevant details regarding the proposed transaction, and (ii) ABT does not, during the 15 days after ABT/Nordic notifies ABT about the proposed issuance, reasonably object to the issuance. An objection to the issuance of securities to a firm that operates a competing Internet-based system for marketing automobiles or trucks, or to an affiliate of such a firm. will under no circumstances be unreasonable. An objection to issuance of securities based upon the identity of the Third Party Investor will not be reasonable if the Third Party Investor is, or controls, a dealer who will participate in the Local Business. An objection to an issuance of securities will be reasonable if it (i) would reduce Bilia's ownership in ABT/Nordic to below [*] (or to below [*] if ABT has exercised the Option in full, or a pro-rated percentage between [*] and [*] if ABT has exercised the option in part), or (ii) would cause anyone other than Bilia to have directly or indirectly (other than as a shareholder of Bilia) a greater percentage ownership in ABT/Nordic than Bilia's.

            (b) Each Third Party Investor to whom ABT/Nordic issues securities, other than in a public offering, must agree (i) not to sell those securities for at least three years from the date of acquisition of such securities and (ii) that if the Third Party Investor desires to sell, in a single transaction or a series of related transactions, securities which constitute more than [*] of the outstanding securities of any class of stock of ABT/Nordic, (x) such Third Party Investor shall give each of Bilia and ABT at least 10 days prior written notice of the sale and shall consider any purchase proposals which Bilia or ABT may make during that 10 day period, and (y) if neither Bilia nor ABT makes a purchase proposal during such 10 day period, or if either or both of them makes a purchase proposal but the Third Party Investor rejects that purchase proposal, the Third Party Investor may sell the securities described in the notice at any time within 120 days after the end of the 10 day period. Any such sale permitted by the foregoing sentence shall be (A) if neither Bilia nor ABT made a purchase proposal, on any terms that the Third Party Investor is willing to accept, or
(B) if Bilia or ABT made a purchase proposal which the Third Party Investor did not accept, on terms which are no less favorable to the Third Party Investor than the terms of the proposal by Bilia or ABT which was most favorable to the Third Party Investor.


            (c) ABT/Nordic may issue securities in one or more public offerings, without prior notice to or consent from ABT, provided that (i) the securities sold in the initial public offering do not

[*] Confidential Treatment Requested



represent more than [*] of the voting equity securities of ABT/Nordic which will be outstanding immediately after the public offering, and (ii) the public offering will not reduce Bilia's ownership in ABT/Nordic to less than [*] (or less than [*] if ABT has exercised the Option in full, or a prorated percentage between [*] and [*] if ABT has exercised the option in part).

     5. Bilia Sales of ABT/Nordic Securities.

            (a) Bilia shall not sell, transfer or otherwise dispose of any equity securities of ABT/Nordic to anyone other than a majority owned subsidiary of Bilia (i) at any time prior to three years after the date hereof, and (ii) at any time thereafter and prior to five years after the date hereof, if such sale, transfer or other disposition (A) would reduce Bilia's ownership in ABT/Nordic to below [*] (or to below [*] if ABT has exercised the Option in full, or a pro-rated percentage between [*] and [*] if ABT has exercised the option in part), or (B) would cause anyone other than Bilia to have directly or indirectly (other than as a shareholder of Bilia) a greater percentage ownership in ABT/Nordic than Bilia's.


            (b) If at any time after three years after the date hereof, and subject to the prohibition contained in Section 5(a)(ii), Bilia desires to sell ABT/Nordic securities to anyone other than a majority owned subsidiary of Bilia, before doing so, Bilia shall notify ABT of its desire to sell such securities, the number and class, series and type of the securities it desires to sell, and the minimum price or other minimum consideration that Bilia will accept for such securities. ABT shall then have an option, exercisable by written notice given to Bilia within 15 days after Bilia gives its notice to ABT, to purchase all, but not less than all, of the securities specified in Bilia's notice for the minimum price specified in such notice (or, if the minimum consideration specified in the notice is other than cash, for the cash value of that minimum consideration). If ABT exercises the option as to the securities specified in Bilia's notice, ABT shall purchase such securities, and pay for those securities, on a day specified in ABT's notice of exercise which is not fewer than 10 nor more than 30 days after the day on which ABT's notice of exercise is given. If ABT does not exercise the option, Bilia may, at any time within 120 days after the option expires, sell such securities for a price which is not less than the minimum price specified in Bilia's notice.

     6. Board Seats. So long as the License Agreement is in effect, Bilia shall vote all securities of ABT/Nordic owned by it for the election to the Supervisory Board (or similar ultimate governing body) of ABT/Nordic of one person designated by ABT, and Bilia and ABT/Nordic shall do all other things which are reasonably in their respective powers to cause that person to be elected to the Supervisory Board (or similar body) of ABT/Nordic. ABT acknowledges that meetings of the ABT/Nordic Supervisory Board (or similar body) may be conducted in Swedish.

     7. Shareholder Agreement. If, before ABT/Nordic securities have been offered to the public or otherwise become quoted on a securities exchange or in another organized securities market, ABT acquires any securities of ABT/Nordic, then ABT, Bilia and ABT/Nordic shall negotiate in good faith and enter into an investor rights agreement which is typical for an investment by a corporate investor in a privately held company. Such agreement shall provide for, at a minimum, (i) rights of ABT to receive periodic financial statements, budgets and other financial information (or, after securities of ABT/Nordic are quoted on a securities exchange or in another organized securities market, all information which is provided to public shareholders), and (ii) access at reasonable times to ABT/Nordic's management.

     8. Non-Competition Covenant of Bilia. During the term of the License Agreement and for any additional period during which ABT/Nordic is limited from competing with ABT pursuant to Section 11.5(c) thereof, Bilia shall not, either for its own account, or through any parent, subsidiary or affiliate, operate a Local Business in the Territory (as such terms are defined in the License Agreement). Notwithstanding the above, nothing contained herein shall prohibit Bilia from marketing automobiles which it sells as a dealer nor from marketing trucks (gross weight of at least 3.5 tons) and construction vehicles which it sells as a distributor, nor from marketing parts and/or services for each of the foregoing; so long as such business does not infringe ABT's trademarks or other intellectual property rights. If Bilia assigns this Agreement to another party with ABT's consent under Section 10, this obligation will continue to bind Bilia and shall also bind such assignee.

     9. Notices. Any notice, submission, or communication required or permitted under the terms of this Investment Rights Agreement, or required by law, whether or not so required elsewhere in this Investment Rights Agreement, must be in writing and must be (a) delivered in person, (b) sent by first class registered mail, return receipt requested, or air mail, as appropriate, or (c) sent by overnight air courier; in each case properly posted and fully prepaid to the appropriate address set forth below. Either party may change its address for notice by notice to the other party given in accordance with this Section 9. Notices shall be considered to have been given at the time of the earlier of (p) actual delivery in person, (q) the date of a receipt of such notice signed by an authorized representative of the party being notified, (r) the date of a written confirmation of receipt by the party being notified, or (s) thirty (30) days after deposit in the mail as set forth above.

     10. Nonassignment/Binding Agreement. Neither this Investment Rights Agreement, nor any obligation or right under this Investment Rights Agreement, may be assigned or otherwise transferred (i) by ABT/Nordic or Bilia (except to each other), in whole or in part, whether voluntarily, or by operation of law, other than as part of a sale of its business substantially as an entirety, without the prior written consent of ABT, or (ii) by ABT, in whole or in part, whether voluntarily, or by operation of law, other than as part of a sale of its business substantially as an entirety, without the prior written consent of ABT/Nordic and Bilia. Any permitted assignee (including without limitation ABT/Nordic) must agree in writing to be bound by all the terms and conditions of this Investment Rights Agreement. Subject to the foregoing, this Investment Rights Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     11. Miscellaneous

            (a) No Waiver; Amendment. Any waiver of the provisions of this Investment Rights Agreement or of a party's rights or remedies under this Investment Rights Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Investment Rights Agreement or its rights or remedies at any time shall not be construed and shall not be deemed to be a waiver of such party's rights under this Investment Rights Agreement and shall not in any way affect the validity of the whole or any part of this Investment Rights Agreement or prejudice such party's right to take subsequent action. This Investment Rights Agreement may not be amended, except by a writing signed by all parties.

            (b) Severability. If any term, condition or provision of this Investment Rights Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Investment Rights Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision shall be severed from the remaining terms, conditions and provisions, which shall continue to be valid and enforceable to the fullest extent permitted by law.

            (c) Entire Agreement. This Investment Rights Agreement contains the entire agreement of the parties with respect to the subject matter of this Investment Rights Agreement and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter.

            (d) Consent. Unless expressly provided otherwise in this Investment Rights Agreement, any prior consent of any party that is required before another party may take an action may be granted or withheld in the sole and absolute discretion of the party whose consent is required.

            (e) Rights and Remedies. No exercise or enforcement by any party of any right or remedy under this Investment Rights Agreement shall preclude the enforcement by such party of any other right or remedy under this Investment Rights Agreement or that such party is entitled by law to enforce.

            (f) Counterparts. This Investment Rights Agreement may be executed in counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement.

            (g) Governing Law. This Investment Rights Agreement shall be interpreted and construed in accordance with the laws of the State of California and the United States of America, without regard to conflict of law principles, except insofar as it involves Swedish corporate law relating to the issuance of securities by ABT/Nordic. [Any dispute arising out of this Investment Rights Agreement shall be subject to the exclusive venue of the state and federal courts in California.]

            (h) Language. This Investment Rights Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Investment Rights Agreement shall be in the English language.

IN WITNESS WHEREOF, the parties have caused this Investment Rights Agreement to be signed by duly authorized representatives on the dates set forth below.

autobytel.com inc. ("ABT")                  Auto-By-Tel AB ("ABT/Nordic")



By: /s/ ROBERT S. GRIMES                    By: /s/ JOHAN ROHSS & LARS ANDERSSON
    ------------------------------              --------------------------------

Name:  ROBERT S. GRIMES                     Name:  JOHAN ROHSS & LARS ANDERSSON
     -----------------------------               -------------------------------

Title: Executive V.P.                       Title: Chairman & Director
      ----------------------------                ------------------------------

Date: August 7, 1998                        Date: August 7, 1998
     -----------------------------               -------------------------------

Address: 18872 MacArthur Blvd.              Address: HARADSVAGEN 255
        --------------------------                  ----------------------------
         Irvine, CA 92612                            141 72 Huddinge, Sweden
        --------------------------                  ----------------------------



BILIA AB ("Bilia")


By: /s/ MATS JANSSON
    ------------------------------

Name: MATS JANSSON
     -----------------------------

Title: President & CEO
      ----------------------------

Date: August 7, 1998
     -----------------------------

Address: Box 9003 40091
        --------------------------
         Goteborg, Sweden
        --------------------------

                                  ATTACHMENT F

                             BILIA GUARANTEE LETTER


WHEREAS, Auto-By-Tel AB, a Swedish corporation with offices at Haradsvagen 255, 14172 Huddinge, Sweden ("ABT/Nordic") and auto-by-tel inc., a Delaware corporation with offices at 18872 MacArthur Boulevard, Irvine, California, 92612 ("ABT") have entered into a License and Services Agreement of even date herewith ("Agreement"); and

WHEREAS, ABT/Nordic and ABT wish Bilia AB, a Swedish company with an address at Box 9003, 40091 Goteborg, Sweden ("Bilia"), to guarantee certain obligations under the Agreement, and Bilia is willing to do so;

NOW, THEREFORE, Bilia hereby unconditionally guarantees to ABT the obligations of ABT/Nordic to pay (a) the Minimum Annual License Fee due under the Agreement with regard to the first three (3) Fiscal Years; and (b) and Maintenance Fees due under the Agreement for the first three (3) years after the Effective Date.

All capitalized terms not defined herein will have the meaning assigned to them in the Agreement.





Bilia AB

By: _____________________________

Title: __________________________

Date: ___________________________

[*] Confidential Treatment Requested


                               AUTOBYTEL.COM INC.


                                 August 7, 1998

Johan Rohss
Auto-By-Tel AB
Haradsvagen 255,
14172 Huddinge,
Sweden

          RE:  LICENSE AND SERVICES AGREEMENT

Dear Mr. Rohss:

     This letter supplements the terms of that certain License and Services Agreement dated [8/7/98] (the "Agreement") between autobytel.com inc. ("ABT") and Auto-By-Tel AB ("ABT/Nordic") with respect to the marketing obligations and expenses in the Global Brand Protocols. Capitalized terms used in this letter agreement and not otherwise defined herein shall have the meanings specified in the Agreement.

     ABT/Nordic will designate a person with marketing and advertising experience that will communicate, on a weekly basis, if necessary, with ABT's designated marketing brand steward contact.


     ABT, Nordic and ABT will share expenses on an annual basis with respect to stewarding the brand as follows: To the extent the invoices for these annual expenses are up to and including the first $[*], ABT/Nordic shall be responsible for all payments within 30 days after receipt of such invoices; To the extent the invoices for these annual expenses are from $[*] up to and including $[*], ABT will be responsible for such payments; and To the extent the invoices for these annual expenses exceed $[*]. ABT/Nordic and ABT will mutually resolve a solution for the payment of these expenses.


     If the foregoing correctly states your understanding of our agreement, please execute both copies of this letter in the appropriate space below, and return one copy to me.


                                             Very truly yours,

                                             autobytel.com inc.


                                             /s/ ROBERT S. GRIMES
                                             Robert S. Grimes
                                             Executive Vice President

                             BILIA GUARANTEE LETTER



WHEREAS, Auto-By-Tel AB, a Swedish corporation with offices at Haradsvagen 255, 14172 Huddinge, Sweden ("ABT/Nordic") and autobytel.com inc., a Delaware corporation with offices at 18872 MacArthur Boulevard, Irvine, California, 92612 ("ABT") have entered into a License and Services Agreement of even date herewith ("Agreement"); and

WHEREAS, ABT/Nordic and ABT wish Bilia AB, a Swedish company with an address at Box 9003, 40091 Goteborg, Sweden to guarantee certain obligations under the Agreement, and Bilia is willing to do so;

NOW, THEREFORE. Bilia hereby unconditionally guarantees to ABT the obligations of ABT/Nordic to pay (a) the Minimum Annual License Fee due under the Agreement with regard to the first three (3) Fiscal Years; and (b) and Maintenance Fees due under the Agreement for the first three (3) years after the Effective Date.

All capitalized terms not defined herein will have the meaning assigned to them in the Agreement.



Bilia AB

By: [ILLEGIBLE]
    -------------------------------

Title: President & CEO
       ----------------------------

Date: August 2, 1998
      -----------------------------

Accepted and agreed:

Auto-By-Tel AB



By: /s/ JOHAN ROHSS
    -------------------------------

Name:   Mr. Johan Rohss

Title: Chairman
      -----------------------------

Date: August 7, 1998
     ------------------------------